UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 26, 2013 (April 26, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan		48375
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2013, Cooper-Standard Holdings Inc. (the “Company”) issued a press release announcing its preliminary estimate of its unaudited quarterly results of operations and financial condition for the quarter ended March 31, 2013. Although the Company has not yet finalized its financial results for the period, it is announcing the preliminary results in connection with its previously announced cash tender offer for up to 4,651,162 shares of its common stock at a purchase price of $43.00 per share. The Company intends to release its full quarterly financial results for the quarter ended March 31, 2013 on or about May 8, 2013. In its press release, the Company also updated its previously issued full year guidance for 2013. The press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

99.1	Press release dated April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon Title: Vice President, General Counsel and Secretary

Date: April 26, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated April 26, 2013.